Exhibit 99.1

Investor Relations contact: Allison Parker Director, Investor Relations (415) 343-7640 investor.relations@micromuse.com	Public Relations contact: Nicole Fortenberry Director, Public Relations (212) 895-8732 Nicole@micromuse.com

APRIL 27, 2004

MICROMUSE RECEIVES NASDAQ GRANT FOR CONTINUED LISTING ON THE EXCHANGE

SAN FRANCISCO – Micromuse Inc. (Nasdaq: MUSEE), the leading provider of business and service assurance software, announced today that on April 14, 2004, the Nasdaq Listing Qualifications Panel granted Micromuse’s request for continued listing on the Nasdaq National Market pursuant to an exception to Nasdaq’s periodic report filing requirements. Nasdaq has allowed the Company an extension of time up to and including May 17, 2004 to file its 10-K for the fiscal year ended September 30, 2003 and its Forms 10-Q for the quarters ended December 31, 2003 and March 31, 2004. The Company continues to expect that the restatement process announced in December 2003 will be completed in time to meet this deadline. Nasdaq has also informed the Company that its continued listing is conditioned upon the timely filing of its periodic reports with the SEC and Nasdaq for all reporting periods ending on or before March 31, 2005. The Nasdaq Listing and Hearing Review Council may decide to review the Panel’s decision within 45 calendar days after issuance. The Company’s ticker symbol will retain the fifth character “E” pending confirmation that the Company has become current in its filings and satisfies the other requirements for continued listing on the Nasdaq National Market.

About Micromuse

Micromuse Inc. (Nasdaq: MUSEE) is the leading provider of service and business assurance software solutions. The Netcool® software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include Cable & Wireless, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile, and Verizon.

Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at www.micromuse.com.

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: the uncertain extent to which prior period financial information will need to be restated; uncertainties that may be associated with any Nasdaq hearing or appeals that seek to avoid delisting of the Company’s stock from the Nasdaq National Market for failure to timely file the fiscal 2003 Form 10-K and Q1 fiscal 2004 Form 10-Q; the scope, results and effect of the restatement process; uncertainties relating to the time needed by the Company’s independent auditors to complete the fiscal 2003 audit; uncertainty as to when the fiscal 2003 Form 10-K and the fiscal 2004 Form 10-Qs will be filed; uncertainties associated with patent litigation and uncertainties associated with class action and other lawsuits that have been filed against the Company and certain officers and directors as a result of the Company’s intended restatement; fluctuations in customer demand; the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel); the risks associated with the expansion of the Company’s distribution channels; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company’s markets; the risks associated with competition; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future; as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site. The company disclaims any obligation or intention to update or revise any forward-looking statements.